UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2010

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15531	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2010, Landry’s Restaurants, Inc., a Delaware corporation ("Landry’s" or the "Company") completed an offering of an additional $87.0 million aggregate principal amount of 11 5/8% senior secured notes due 2015 (the "Additional Notes") unconditionally guaranteed on a senior secured basis by all current and future domestic restricted subsidiaries of the Company (the "Guarantors"). The Additional Notes were sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

The Additional Notes will have the same terms and will be part of the same series as the $406.5 million aggregate principal amount of 11 5/8% senior secured notes due 2015 which were issued in a private placement which closed on November 30, 2009, and which were increased by $47.0 in a private placement which closed on April 28, 2010 (collectively "the Notes").

The Notes will mature on December 1, 2015. Interest on the Additional Notes will accrue from December 1, 2010 at a fixed interest rate of 11 5/8% and the Company will pay interest twice a year, on each December 1st and June 1st, beginning June 1, 2011 for the Additional Notes. At any time prior to December 1, 2012, the Company may redeem up to 35% of the Notes at a redemption price of 111.625% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings. Additionally, on or after December 1, 2012, the Company may redeem all or a part of the Notes at a premium that will decrease over time as described in the Indenture dated November 30, 2009, as amended (the "Indenture"), among the Company, the Guarantors, Deutsche Bank Trust Company Americas, as collateral agent, and Wilmington Trust FSB, as successor trustee to Deutsche Bank Trust Company Americas. The Company is required to offer to purchase the Notes at 101% of their aggregate principal amount, plus accrued interest, if it experiences a change in control as defined in the Indenture.

The obligations under the Notes are unconditionally guaranteed by the Guarantors, and are secured by a second lien security interest in substantially all of the tangible and intangible assets of the Company and the Guarantors. The obligations under the Notes are also secured by a second lien pledge of the capital stock of all of the Guarantors.

The Indenture under which the Notes have been issued contains covenants that will limit the ability of the Company and the Guarantors to, among other things: incur or guarantee additional indebtedness or issue disqualified capital stock; transfer or sell assets; pay dividends or distributions, redeem subordinated indebtedness, make certain types of investments or make other restricted payments; create or incur liens; incur dividend or other payment restrictions affecting certain subsidiaries; consummate a merger, consolidation or sale of all or substantially all assets; enter into transactions with affiliates; designate subsidiaries as unrestricted subsidiaries; engage in business other than a business that is the same or similar to the current business and reasonably related businesses; take or omit to take any actions that would adversely affect or impair in any material respect the collateral securing the Notes.

Gross proceeds from the Additional Notes of approximately $90.7 million will be used to pay for the acquisition of Bubba Gump Shrimp Co. Restaurants, Inc. ("Bubba Gump"), to repay outstanding revolver balances and for general corporate purposes.

In addition, the Company and certain of the Company's subsidiaries entered into a Third Amended and Restated Credit Agreement ("Credit Facility") with Wells Fargo Capital Finance, as the Administrative Agent, Wells Fargo Capital Finance and Jefferies Finance LLC, as Co-Lead Arrangers and Co-Bookrunners, and Wells Fargo Capital Finance and Jefferies Finance LLC as Co-Syndication Agents on December 20, 2010 to allow the Company to borrow $287.0 million in an aggregate principal amount, on a senior secured basis, which will be comprised of (a) a 4-year $100.0 million senior secured revolving credit facility, and (b) a 4-year $187.0 million senior secured term loan facility, plus provides for an accordion feature which will allow for up to a $50.0 million increase in the term loan based on compliance with certain covenants.

The obligations under the Credit Facility are unconditionally guaranteed by the Guarantors and are secured by a first lien position on substantially all assets of the Company and the Guarantors. The Company may elect that the Credit Facility bear interest at a rate per annum equal to (i) LIBOR with a floor of 1.75% plus 4.5%, or (ii) the greatest of (w) 3.5%, (x) the federal funds rate plus 0.5%, (y) Base Libor Rate plus 1% and (z) the prime rate.

The obligations under the Credit Facility are unconditionally guaranteed by the Guarantors, and are secured by a first lien security interest in substantially all of the tangible and intangible assets of the Company and the Guarantors. The obligations under the Credit Facility are also secured by a first lien pledge of the capital stock of all of the Guarantors.

The Credit Facility contains covenants that will limit the ability of the Company and the Guarantors to, among other things, incur or guarantee additional indebtedness; create liens; pay dividends on or repurchase stock; make certain types of investments; sell stock of certain of the Company’s subsidiaries; enter into transactions with affiliates; sell assets or merge with other companies. The Credit Facility also requires compliance with several financial covenants, including a maximum leverage ratio, a maximum first lien leverage ratio, and a minimum fixed charge coverage ratio.

Gross proceeds from the Credit Facility, will be used to refinance certain of the Company’s existing indebtedness and either for general corporate purposes or, if consummated, to pay in part for the acquisition of Bubba Gump.

Item 8.01 Other Events.

The Company further stated it closed on the acquisition of Bubba Gump Shrimp Co. Restaurants, Inc. for approximately $112.5 million plus the assumption of certain additional working capital liabilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

December 20, 2010	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: Executive Vice President and General Counsel